Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-1

(Form Type)

Entrepreneur Universe Bright Group

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Type	Fee Calculation Rate Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	457(a)	140,000,000	$0.30	$42,000,000.00	$110.20 per $1,000,000	$4,628.40

Total Offering Amount					$42,000,000.00		$4,628.40
Total Fee Offsets							-
Net Fees Due							$4,628.40

(1)	Represents shares of common stock, par value $0.0001 per share, which may be sold by the selling shareholders named in this registration statement. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.